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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2001, except for paragraphs 2, 3 and 4 of Note 4, as to which the date is December 12, 2001, relating to the financial statements and financial statement schedule which appear in Cabot Microelectronics Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.


                                                 /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 13, 2002